Exhibit 3.3

AMENDED AND RESTATED
BY-LAWS

OF

HMP EQUITY HOLDINGS CORPORATION
(a Delaware corporation)

(hereinafter called the “Corporation”)

i

ii

iii

ARTICLE I

OFFICES

Section 1.1                                      Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2                                      Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1                                      Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.2                                      Annual Meetings.  The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 2.3                                      Special Meetings.  Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Chief Executive Officer, (iii) the President, (iv) any Vice President, (v) the Secretary, or (vi) MatlinPatterson Global Opportunities Partners L.P. (“MatlinPatterson”), as long as it owns Class A Common Units (“Class A Units”) of HCH, LLC, a Delaware limited liability company (“HCH”), and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) the stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 2.4                                      Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law and subject to Section 2 of Article VI hereof, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.5                                      Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.6                                      Quorum.  Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

Section 2.7                                      Voting.  Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5.6 hereof, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.8                                      Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.8 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 2.8.

Section 2.9                                      List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.10                                Record Date.

(a)                                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.11                                Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 2.12                                Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.13                                MatlinPatterson Information Rights.  The Corporation shall, as long as MatlinPatterson owns Class A Units, (a) make available to MatlinPatterson all financial and other information regarding the Corporation (including (i) monthly financial statements, to the extent available, and quarterly and annual financial statements with respect to the Corporation and (ii) annual operating plans or budgets and other financial and other information prepared by the Corporation for any third party), and (b) provide MatlinPatterson with such access and inspection rights as MatlinPatterson shall reasonably request.

ARTICLE III

DIRECTORS

Section 3.1                                      Number and Election of Directors.  The Board of Directors shall consist of not less than three nor more than twelve members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors; provided, however, that upon a breach of Section 3.12 of these By-Laws, at the election of MatlinPatterson, as long as it owns Class A Units, the stockholders shall cause there to be three directors of the Corporation, two of which shall be Adviser Directors (as defined in the Limited Liability Agreement of HCH, as amended from time to time, a copy of which is located at the headquarters of the Corporation (the “LLC Agreement”)) and one of which will be a Stockholder Director (as such term is defined in the LLC Agreement), provided that (i) if there is more than one Stockholder Director at the time of such breach, then such additional Stockholder Director(s) shall be removed (as directed by Huntsman Family Holdings II Company LLC, a Utah limited liability company), (ii) if there is an Independent Director (as such term is defined in the LLC Agreement), then the Independent Director at the time of such breach shall be removed, and (iii) if there is only one Adviser Director at the time of such breach, then MatlinPatterson shall be entitled to appoint the second Adviser Director without any stockholder vote or other stockholder action.  Except as provided in Section 3.2 and subject to the applicable provisions of the LLC Agreement, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.2                                      Vacancies.  Unless otherwise required by law or the Certificate of Incorporation and subject to any applicable provision of the LLC Agreement, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.  The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.3                                      Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 3.4                                      Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, the President or by any director.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.5                                      Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman.  The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors.  In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.6                                      Resignations and Removals of Directors.  Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.  Except as otherwise required by applicable law or the LLC Agreement and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 3.7                                      Quorum.  Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.8                                      Actions by Written Consent.  Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or by electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9                                      Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

Section 3.10                                Committees.  The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation, one of which must be an Adviser Director (as such term is defined in the LLC Agreement).  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power to fill vacancies of the Board of Directors or amend these By-Laws.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 3.11                                Audit and Compensation Committees.

(a)                                  The Board of Directors shall create an Audit Committee.  The Audit Committee will have no more than three members of the Board of Directors, consisting of a Stockholder Director (as such term is defined in the LLC Agreement), an Adviser Director and the Independent Director (as such term is defined in the LLC Agreement), if any; provided, however, that if there shall be no Independent Director or if the Independent Director shall elect not to serve on the Audit Committee, then the Audit Committee shall consist of two Stockholder Directors and one Adviser Director.

(b)                                 The Board of Directors shall create a Compensation Committee.  The Compensation Committee will have three members of the Board of Directors, two of which shall be Stockholder Directors and one of which shall be an Adviser Director.

(c)                                  In no instance shall the Chief Executive Officer (or any officer with substantially the same powers) serve on either the Audit Committee or the Compensation Committee.

Section 3.12                                Sales Process Committee.  Subject to the conditions and in accordance with the terms of the LLC Agreement, at any time from and after the first day of Year 6 and After (as such term is defined in the LLC Agreement), MatlinPatterson, as long as it owns Class A Units, shall have the right to require the establishment of a Sales Process Committee, which shall consist of only Adviser Directors.  To the fullest extent permissible under Delaware law, (a) the Sales Process Committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, in each case, for the purpose of obtaining the highest possible after-tax consideration and best possible terms in connection with a Year 6 and After Sales Transaction (as such term is defined in the LLC Agreement), (b) the recommendations of the Sales Process Committee to the Board of Directors shall be binding, and promptly after the delivery of any such recommendation by the Sales Process Committee to the Board of Directors, the Board of Directors shall adopt resolutions implementing any such recommendation, which resolutions shall be to the satisfaction of the Sales Process Committee, and (c) the Board of Directors shall not take any action nor pass any resolution that contravenes, undermines or conflicts with the acts or resolutions or the Sales Process Committee.

Section 3.13                                Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or securities.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14                                Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors maybe counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1                                      Officers.  The officers of the Corporation shall be one or more Presidents, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors.  The Board of Directors may appoint, but shall not be required to appoint, a Chairman, one or more Vice Chairman and a Chief Executive Officer.  Such other officers and assistant officers as may be deemed necessary, including any Vice Presidents, may be appointed by the Board of Directors.  If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.  The same individual may simultaneously hold more than one office in the Corporation.  If there shall be more than one President, (a) each President shall have equivalent authority, rights and duties, except as otherwise provided by the Board of Directors, and (b) all references to the President in these By-Laws shall mean and include each of the Presidents.

Section 4.2                                      Appointment and Term of Office.

(a)                                  The officers of the Corporation shall be appointed by the Board of Directors for such term as is determined by the Board of Directors.  If no term is specified, each officer shall hold office until the officer resigns, dies, is removed in the manner provided in Section 4.4 hereof, or until the first meeting of the directors held after the next Annual Meeting of the Stockholders.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  If a vacancy shall occur in any office, or if a new office shall be created, the Board of Directors may appoint an officer or officers to fill such a vacancy or new office, and such appointment shall be for the term determined by the Board of Directors.  Each officer shall hold office until his successor shall have been duly appointed.

(b)                                 The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors may remove the officer at any time prior to the end of such term.

(c)                                  In the event that both (a) Jon M. Huntsman shall cease to actively serve as Chairman for any reason and (b) Peter R. Huntsman shall cease for any reason to serve as a full-time senior executive officer of the Corporation, then a majority of the Class A Members (as such term is defined in the LLC Agreement) shall have the right to approve any person selected by the Board of Directors to serve (or then serving) as the Chief Executive Officer.

Section 4.3                                      Resignation of Officers.  Any officer may resign at any time by giving written notice of resignation to the Corporation.

Section 4.4                                      Removal of Officers.  Any officer or agent may be removed by the Board of Directors at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights.

Section 4.5                                      Chairman.  The Chairman, if there be such an officer, shall have the following powers and duties:

(a)                                  To be the senior officer of the Corporation and, in addition to the duties specified in this Section 4.5, to perform such duties as may be assigned to him by the Board of Directors;

(b)                                 to preside at all meetings of the stockholders of the Corporation;

(c)                                  to preside at all meetings of the Board of Directors;

(d)                                 to be a member of the Executive Committee, if any.

Section 4.6                                      Vice Chairman.  The Board of Directors may from time to time, designate and appoint one or more Vice Chairmen.  Each Vice Chairman shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors or by the Chairman.  At the request or in the absence or disability of the Chairman, the Vice Chairman, if there be such an officer, may perform all the duties of the Chairman and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman.

Section 4.7                                      Chief Executive Officer.  The Chief Executive Officer, if there be such an officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation.  If neither a Chairman nor a Vice Chairman has been appointed, or in their absence, the Chief Executive Officer, when present, shall preside at all meetings of the stockholders and of the Board of Directors.  The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.8                                      President.  The President shall be an executive officer of the Corporation, and, if there be no Chief Executive Officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation.  In the absence of the Chief Executive Officer or in the event of his death, inability, or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  In the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, the President, when present, shall preside at all meetings of the stockholders and of the Board of Directors.  The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.

Section 4.9                                      Vice Presidents.  In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  If there is no Vice President, then the Treasurer shall perform such duties of the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or hereby the Chief Executive Officer, the President or by the Board of Directors.

Section 4.10                                Secretary.  The Secretary shall have the following powers and duties:

(a)                                  to keep the minutes of the proceedings of the stockholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

(b)                                 to see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c)                                  to be custodian of the corporate records and of any seal of the Corporation;

(d)                                 when requested or required, to authenticate any records of the Corporation;

(e)                                  to keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;

(f)                                    to sign with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(g)                                 to have general charge of the stock transfer books of the Corporation; and

(h)                                 in general, to perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

Section 4.11                                Treasurer.  The Treasurer shall have the following powers and duties:

(a)                                  to have charge and custody of and be responsible for all funds and securities of the Corporation;

(b)                                 to receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors;

(c)                                  in general, to perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors; and

(d)                                 if required by the Board of Directors, to give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.12                                Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers, if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

Section 4.13                                General Manager.  The Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any) may appoint a General Manager who may, or may not, be one of the officers or Directors of the Corporation.  The General Manager shall have the following powers and duties:

(a)                                  If so designated by the Board of Directors, the General Manager may be an executive officer of the Corporation.

(b)                                 If so directed by the Chief Executive Officer, the President, or the Board of Directors (or the Executive Committee, if any), the General Manager may have management of the business of the Corporation and its dealings and, if so directed, may have general charge of the business affairs and property of the Corporation, general supervision over its employees and agents; provided, however, the General Manager shall be at all times subject to the control of the Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any).

(c)                                  If so directed by the Chief Executive Officer, the President, or the Board of Directors (or the Executive Committee, if any), the General Manager may employ all employees of the Corporation, or delegate such employment to subordinate officers or division chiefs, and shall have authority to discharge any person so employed.

(d)                                 The General Manager shall make a report to the Chief Executive Officer, the President and the Board of Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

Section 4.14                                Chief Restructuring Officer.  In the event that the Corporation is in material payment default under any of its respective material financing arrangements, then, subject to receipt of any necessary regulatory approvals and to MatlinPatterson owning Class A Units, the Corporation and the Board of Directors shall take all steps reasonably necessary to appoint, or to cause the appointment of, a Chief Restructuring Officer for the Corporation selected by MatlinPatterson for the period such default is ongoing.

Section 4.15                                Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.2 hereof.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

Section 4.16                                Surety Bonds.  In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies, or securities of the Corporation which may come into his hands.

ARTICLE V

STOCK

Section 5.1                                      Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 5.2                                      Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3                                      Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

Section 5.4                                      Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5                                      Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6                                      Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

NOTICES

Section 6.1                                      Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice, unless otherwise provided herein or therein, may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, telex or cable.

Section 6.2                                      Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1                                      Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law of the State of Delaware (“DGCL”) and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidence of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2                                      Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3                                      Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4                                      Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.5                                      Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Certificate of Incorporation or under Section 145 of the DGCL or any other provision of law.

ARTICLE VIII

AMENDMENTS

Section 8.1                                      Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the Board of Directors as set forth in the Certificate of Incorporation, except to the extent the Certificate of Incorporation, these By-Laws or the DGCL reserve this power exclusively to the stockholders in whole or in part; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office, which approval shall include the approval of at least one of the Adviser Directors (by vote or written consent, as provided by law).

Section 8.2                                      Entire Board of Directors.  As used in this Article VIII and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies.

* * *

Adopted as of:  September 27, 2002

Last Amended as of:     n/a

/s/ Robert B. Lence
Robert B. Lence, Secretary